T R A N S L A T I O N



TRANSFER OF PATENT
                  -----------------------------------------------------------
                     LICENSE

Between

DATA CONSULT
Represented by the company's owner Gerd Behrens
Gemingstr. 1
81929 Munich

                                    Licensee

And

ENTECS, Inc.
370 Seventeenth Street
Denver, Colorado  80202 USA
                                    Licensor

' 1 Recitals

The Licensor owns the exclusive license to the following European patents:

EPO  383 227                              and               EPO 383229
Applied for on Feb. 12, 1990                                Feb. 12, 1990
Published on Aug. 22, 1990                                  Aug. 22, 1990
Issued on May 12, 1993                                      May 6, 1992

The patents involve the process to bind particle wastes such as dust, metal scrap, fibers, waste paper and other similar matter into solids as well as a process for processing oil sludge containing iron.

The Licensee is in the business of acquiring, developing and marketing patents and technical innovations in the environmental protection market and plans to offer reclamation and recycling concepts and systems.

Based on the foregoing, the parties agree as follows:

' 2 Subject of the Agreement

The Licensor transfers to Licensee all of its right, title and interest in the patents EPO 383227 and EPO 383229 for the previously described process for recycling metal dust and other materials and for the processing oil sludge containing iron.

The license encludes the complete scope of use of the patent as it is described in the patent documentation. The License included in particular the complete patent protected process as well as the products generated by the patent.

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The  technical Know How and all back up documentation in which Licensor acquired from the patent owner shall likewise be made available to Licensor.

' 3 Territory

The Licensee acquires the license for all countries of the European Union in which the patents are valid including the Federal Republic of Germany.

In other areas within the European Union, the Licensee may use the licensed processes and may market products produced by the licensed processes. In areas outside the European Union, the Licensee is prohibited from using the licensed processes or from selling the products produced by the licensed processes even if there is no patent protection available in those areas.

Export of the products produced pursuant to the patented processes within the EU is allowed as long as the patented processes described in Section 1 are protected by parallel patents. In areas outside of the EU, export is not allowed even where the Licensor does not have patent protection in those areas.

The Licensee is liable for liquidated damages in the amount of DM 100,000 for each violation of the terms of this section. The Licensor may terminate this agreement and seek damages in the event products are exported in violation of this agreement.

' 4 Transfer

The Licensor hereby transfers all his right title and interest in the Patent License Agreement has with the firm UWAS Umwelttechnik GmbH dated December 28, 1996 to the Licensee. The Licensee hereby declares his acceptance of the transfer and assumes all of the Licensor's obligations under the above-mentioned Patent Licenses Agreement.

' 5 Technical Documentation

The Licensor will make his Know How, for the implementation of the licensed processes available to the Licensee.

Upon termination of this License Agreement, the Licensee shall immediately return all documentation to Licensor and shall not retain any copies thereof.

The Licensee shall keep all business secrets it acquires from Licensor confidential. The obligation of confidentiality shall expire when the patent expires.

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The  Licensee  shall  enforce  the  confidentiality  clause  among  all  of  its employees.

' 6 Technical Assistance

The Licensor shall render technical assistance to the Licensee to the extent it is necessary for the licensed processes.

The Licensee shall reimburse Licensor for all costs associated with the technical assistance.

' 7 Liability for Defects

The Licensor is not responsible for the technical functionality of the invention. The Licensor is, in particular, not responsible for the economic viability of the invention or the feasibility of its manufacture.

The Know How and the technical data, which are made available pursuant to the terms of this agreement consists of that information acquired by the Licensor from the original owner. The Licensor makes no guarantees or representations that the Know How and technical data is correct and free of errors, that the use of this information will lead in any way to the successful implementation of the invention or that the technical information is complete.

The Licensee makes not representations or guarantees that the use of the License will not impinge on the protected rights of third parties.

The Licensee is not liable for any failure of the contractual or legal protections associated with the patent or the termination of the license rights acquired by the Licensee.

' 8 License Fees

The Licensor will pay to the Licensee a one-time license fee in the amount of DM 650,000 plus all appropriate value added taxes.

The  License Fee is due upon execution of this agreement.

The License Fee in not refundable even if the contract is determined to be void or if the Know How reached the public domain.

' 9 Discontinuance of the Patent Rights B License

This agreement shall not be invalidated in the event the patent which is the subject of this license is attacked by third parties and held to be invalid.. The Licensee has the right to terminate this agreement within a time limit of two months after the determination that the patent is not enforceable. License Fees which have already been paid are not, however, refundable.

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' 10 Product Liability

The Licensor releases the Licensee from potential claims of third parties for product liability. The same applies for the Licensee's advertising representations regarding the licensed process or products produced by this process.

' 11 Non Competition

The Licensee does not have the right to use the information he has obtained from the licensed process regarding production, manufacture of competing products.

' 12 Non Intervention

The Licensee is obligated to protect the patents any is prohibited from contesting the validity of the patent either directly or indirectly.

' 13 Sharing of Experience

The parties to this agreement will keep each other informed regarding all improvements, changes or new inventions involving the subject patent.

' 14 Modifications and Discovery of New Uses for the Patent

The parties to this agreement are obligated to grant each other licenses for any improvements or modifications to the patents subject to agreement on a reasonable license fee for such modifications.

' 15 Defense of the Patent Rights

The Licensee is obligated to take whatever steps necessary at its own expense to protect the patents from attack by third parties.

The parties to this contract will keep each other informed about any attempts to attack the validity of the patent and will offer each other all assistance necessary in defending the patent.

' 16 Responsibility for Claims of Third Persons

If the Licensee is sued for patent infringement while it is using the Patent, he must immediately inform the Licensor and give it the opportunity to join in the legal proceedings. All attorney's fees and court costs and damages awarded in such a case are the obligation of the Licensee.

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' 17 Post Termination Rights and Obligations of the Licensee

When this agreement is terminated, the Licensee has the right to sell any products manufactured under the patent to an additional two months.

The Licensee is obligated to keep all of Licensor's confidential business information confidential after the contract terminates.

' 18 Termination for Cause

This agreement can be terminated without notice in the event of a serious breach of the terms of this agreement by either party. From the Licensor's point of view, the following are reasons to terminate this agreement for cause:
Licensee's breach of the territorial restrictions contained herein; failure make any payment due hereunder; the Licensee's bankruptcy, when the patent agreement between the Licensor and the patent owner is terminated etc.

' 19 Term of the Agreement

The term of this agreement begins on the date it is executed by the parties. The agreement shall terminate when the patent expires.

' 20 Venue and Jurisdiction

Jurisdiction and venue for all disputes arising from this agreement shall be proper in the Munich I District Court.

' 21 Governing Law

German law shall govern this agreement.

' 22 Integration Clause

Any change to this agreement must be made by the parties in writing.

If any clause or portion of this agreement is deemed to be invalid, the entire agreement shall not be deemed to be invalid, the invalid or void clause shall be replaced by language taking the economic interests of both parties into consideration.


Munich,  May 15, 1997                         Baldham, May 15, 1997



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DATA CONSULT                                  ENTECS, Inc.